UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On August 6, 2024 (the “Effective Date”), SoundHound AI, Inc., a Delaware corporation (the “Company”), Firehorse Merger Sub, LLC, a Delaware limited liability company (“Purchaser Sub”), IPSoft Global Holdings, Inc., a Delaware corporation, and BuildGroup, LLC, a Delaware limited liability company (each of IPSoft Global Holdings, Inc. and BuildGroup, LLC, a “Seller” and collectively, the “Sellers”) entered into an Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, promptly after the Effective Date, the Company will pay a total consideration of $80 million consisting of $10 million in cash and 13,084,112 shares of the Company’s Class A common stock (the “Shares”) priced at $5.35 per Share, subject to adjustments set forth in the Purchase Agreement (the “Upfront Consideration”), to purchase from the Sellers all of the issued and outstanding shares of the capital stock of Amelia Holdings, Inc. (“Target”) owned by the Sellers. In addition to the Upfront Consideration, the Company has agreed to issue up to 16,822,429 Shares, priced at $5.35 per Share, in additional consideration to the Sellers based on achievement of certain revenue targets for each of 2025 and 2026. The Purchase Agreement contains customary representations, warranties and covenants from each of the parties. The Company will establish a customary retention pool for certain continuing employees of Target.

On August 7, 2024, Target merged with and into Purchaser Sub, with Purchaser Sub surviving as a wholly owned subsidiary of the Company (such transaction, collectively with the Purchase, the “Transactions”).

Pursuant to the terms of the Purchase Agreement, the Company will withhold 2,149,530 Shares from the Upfront Consideration and deposit such Shares with an escrow agent in order to partially secure the indemnification obligations of the Sellers under the Purchase Agreement. At the effective time of the Transactions: (i) each outstanding Target stock option expired and was cancelled and extinguished without any right to receive any consideration therefor and (ii) each outstanding Target warrant to purchase capital stock of Target expired and was cancelled and extinguished without any right to receive any consideration therefor.

The foregoing description of the Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Entry into Monroe Capital Term Loan Facility

On the Effective Date, in connection with the Transactions, the Company assumed the senior secured term loan facility of the Target (the “Monroe Term Loan Facility”) which was issued pursuant to the existing Credit Agreement (the “Credit Agreement”) of the Target with Monroe Capital Management Advisors, LLC (“Monroe”), as administrative and collateral agent for certain affiliated funds of Monroe, as lenders. On August 7, 2024, the Company paid $70 million to retire a majority of the Monroe Term Loan Facility, leaving a remaining balance of $39.69 million ($9.69 million of which reduced the Upfront Consideration dollar for dollar). The Monroe Term Loan Facility has a maturity date of June 30, 2026 (the “Maturity Date”) and provides, at the Company’s election, for payment of a portion of interest in kind during the term of the loan with principal and accrued interest due at the Maturity Date.

Interest Rate

The Monroe Term Loan Facility will accrue interest at an annual rate equal to the sum of (a) Adjusted Term SOFR (as defined in the Credit Agreement) and (b)(i) an applicable margin of 9.0% for the portion of interest paid in cash (the “Applicable Margin”), and (ii) an additional 1.00% for the portion of interest is paid in kind (the “PIK Rate”). Accrued interest on the Term Loans is payable quarterly in arrears (and in the case of interest paid in kind, payable monthly in arrears). Upon an Event of Default (as defined in the Credit Agreement), the Applicable Margin will automatically increase by an additional 2.00% per annum.

Prepayment

The Term Loans may be prepaid at any time. Additionally, the Term Loans must be prepaid, along with the applicable prepayment premium and exit fee, upon receipt of proceeds from asset sales and insurance payments.

Security

Pursuant to the Credit Agreement, all of the Company’s obligations under the Credit Agreement are secured by a first lien perfected security interest on substantially all of its existing and after-acquired assets, subject to customary exceptions.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements and an obligation to maintain in force certain rights, approvals and assets. The negative covenants restrict or limit the Company’s ability to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities; and to make Investments or Restricted Payments (each as defined in the Credit Agreement), in each case subject to customary exceptions. The negative covenants also restrict the Company’s ability to change its fiscal year; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain material regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Monroe Term Loan Facility are immediately due and payable in whole or in part.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 2.01, under the terms of the Purchase Agreement, including the purchase price adjustment terms, the Company has agreed to issue 8,902,967 Shares promptly after the Effective Date. This issuance and sale are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act or Regulation D as promulgated thereunder. Accordingly, the offer and sale of Shares have not been registered under the Securities Act and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Transactions will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Transactions will be filed by amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated August 6, 2024, by and among SoundHound AI, Inc., Firehorse Merger Sub, LLC, a Delaware limited liability company, IPSoft Global Holdings, Inc., a Delaware corporation, and BuildGroup, LLC, a Delaware limited liability company (each of IPSoft Global Holdings, Inc. and BuildGroup, LLC, a “Seller” and collectively, the “Sellers”).*
10.1	Credit Agreement, as amended by the Second Amendment dated August 6, 2024, by and among SoundHound AI, Inc., Amelia Holding II, LLC, the other Credit Parties party thereto, the Lenders party thereto, and Monroe Capital Management Advisors, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDHOUND AI, INC.

Date: August 8, 2024	By:	/s/ Keyvan Mohajer
Keyvan Mohajer
Chief Executive Officer

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